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                                                                  EXHIBIT(11)(A)

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                  MORTON INTERNATIONAL, INC. AND SUBSIDIARIES

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
                                                                   YEAR ENDED JUNE 30,
                                                          -------------------------------------
                                                             1997         1996         1995
                                                          -----------  -----------  -----------
Income per common and common equivalent share:
  Average number of shares of Common Stock
    outstanding.........................................  141,406,296  146,943,682  147,917,384
  Add:
    Additional shares assuming exercise of dilutive
      stock options--based on treasury stock method
      using average market prices.......................    2,538,790    2,447,302    2,222,708
                                                          -----------  -----------  -----------
      Total shares......................................  143,945,086  149,390,984  150,140,092
                                                          -----------  -----------  -----------
                                                          -----------  -----------  -----------
  Income from continuing operations (000 omitted).......  $   213,613  $   178,626  $   152,714
  Income from discontinued operations, (000 omitted)....      129,356      155,562      141,344
                                                          -----------  -----------  -----------
      Net income (000 omitted)..........................  $   342,969  $   334,188  $   294,058
                                                          -----------  -----------  -----------
                                                          -----------  -----------  -----------

  Per share:
    Income from continuing operations...................        $1.48        $1.20        $1.02
    Income from discontinued operations.................          .90         1.04          .94
                                                          -----------  -----------  -----------
      Net income........................................        $2.38        $2.24        $1.96
                                                          -----------  -----------  -----------
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